Exhibit 99.2

FOR IMMEDIATE RELEASE:	For more information, please contact: Suzanne Yaeger +1.214.234.9338 syaeger@isc8.com

ISC8 ANNOUNCES 3rd FISCAL QUARTER RESULTS

COSTA MESA, CALIFORNIA—August 16, 2012—ISC8 Inc. (“ISC8” or the “Company”) (OTCBB: ISCI.OB) today reported operating results for its third quarter and first three quarters of Fiscal 2012, the 13 and the 39 weeks ended July 1, 2012.

Results of Continuing Operations for Fiscal Quarter ended July 1, 2012

The following discussions relate to the Company’s results of continuing operations after reclassifying the operations of the Company’s Thermal Imaging Business as a discontinued operation following the sale of the Thermal Imaging Business on January 31, 2012.

Total revenues for the 13 weeks ended July 1, 2012 were $932,900 as compared to $1,560,900 in the 13 weeks ended July 3, 2011. Total revenues in the first 39-weeks of Fiscal 2012 were $3,432,100, down 2% from $3,508,200 in the first 39 weeks of Fiscal 2011. The decreases in our total revenues in the comparable 13-week and 39 week periods were primarily the result of a delay in expected business to the later part of this year combined with a delay of funded research and development contracts from our government contracts business, in the current periods. As of yet we have not lost any significant projected business, it is simply a matter of timing.

Income from continuing operations of $6,939,200 or $0.06 per share was recorded in the current fiscal third quarter as compared to $4,327,800 or $0.04 per share in the third quarter of Fiscal 2011, largely as a result of a nearly $12.1 million of non-cash gain in the 13-week period ended July 1, 2012 from the change in the fair value of derivative liability related to debt instruments issued by the Company in Fiscal 2011 and early Fiscal 2012. Non GAAP losses from continuing operations increased to $9,043,000 in the 39-week period ended July 1, 2012, from $7,601,200 in the 39-week period ended July 3, 2011, largely due to higher total cost and operating expenses and expenses related to the change in the fair value of derivative liability offset in part by a decrease in interest expense in the current period.

The Company had $3,660,200 in cash and cash equivalents at July 1, 2012.

About ISC8 Inc.

ISC8 is actively engaged in the development and sale of intelligent cyber security solutions for information technology (IT) designed for commercial and government environments worldwide. ISC8 provides hardware, software and cloud-based product and service offerings that enable Enterprise Threat Management leveraging anti-tamper, 3D stacked chip assemblies, high-speed processors, and miniaturized sensors—all technologies it has developed. ISC8 was founded in 1974 and is headquartered in Costa Mesa, California.

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Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of ISC8’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, competitive forces, general economic, market or business conditions, the effects of any attempts to intentionally disrupt our services or network by hackers or others, changes in ISC8’s technologies such that they are no longer inter-operable, failure of customers to adopt, or delays in their adoption of, ISC8 products or services discussed above, and other factors, most of which are beyond ISC8’s control. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended October 2, 2011 and the Company’s other filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ISC8 INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Total revenues	$932,900	1,560,900	$3,432,100	$3,508,200
Cost and expenses
Cost of revenues	521,600	1,294,100	2,495,700	3,448,500
General and administrative expense	2,046,700	1,908,300	6,205,300	5,829,600
Research and development expense	1,979,100	677,400	5,572,600	1,871,000

Total costs and expenses	4,547,400	3,879,800	14,273,600	11,149,100

Loss from operations	(3,614,500)	(2,318,900)	(10,841,500)	(7,640,900)
Interest expense	(1,508,700)	(1,054,200)	(4,647,400)	(6,236,800)
Change in fair value of derivative liability	12,051,000	7,697,800	(4,419,100)	(742,700)
Other income (expense)	11,400	6,400	13,800	(4,300)

Income (loss) from continuing operations before provision for income taxes	6,939,200	4,331,100	(19,894,200)	(14,624,700)
Provision for income taxes	—	(3,300)	(3,200)	(3,300)

Income (loss) from continuing operations	6,939,200	4,327,800	(19,897,400)	(14,628,000)

Income (loss) from operations of discontinued operations	—	171,800	(487,900)	744,800
Gain on disposal of discontinued operations	—	—	7,747,700	—

Net earnings from discontinued operations	—	171,800	7,259,800	744,800
Net income (loss)	$6,939,200	$4,499,600	$(12,637,600)	$(13,883,200)

Basic earnings (loss) per share
Earnings (loss) from continuing operations	$0.06	$0.04	$(0.17)	$(0.17)
Earnings from discontinued operations	0.00	0.00	0.06	0.00
Net income (loss) per share, basic	$0.06	$0.04	$(0.11)	$(0.17)

Diluted earnings (loss) per share
Earnings (loss) from continuing operations	$0.02	$0.02	$(0.17)	$(0.18)
Earnings from discontinued operations	0.00	0.00	0.06	0.01
Diluted net income (loss) per share	$0.02	$0.02	$(0.11)	$(0.17)
Weighted average number of common shares outstanding, basic	125,865,300	107,504,800	119,539,400	83,105,800
Weighted average number of common shares outstanding, diluted	364,002,900	260,722,600	119,539,400	83,105,800

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ISC8 INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

The following non-GAAP adjustments are based upon the Company’s unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with or an alternative for GAAP. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. ISC8 intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance, and may change its reporting of such non-GAAP results in the future as a result of such assessment.

	13 Weeks Ended		39 Weeks Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
GAAP net income (loss) from continuing operations	$6,939,200	$4,327,800	$(19,897,400)	$(14,628,000)

Change in fair value of derivative instrument	(12,051,000)	(7,697,800)	4,419,100	742,700
Non-cash interest expense	1,224,100	538,400	4,002,600	3,937,400
Non-cash stock-based compensation	405,400	423,800	1,886,300	1,524,100
Depreciation and amortization	153,000	274,600	546,400	822,600

Non-GAAP net (loss) from continuing operations	$(3,329,300)	$(2,133,200)	$(9,043,000)	$(7,601,200)

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2012 (Unaudited)	October 2, 2011
Assets
Current assets from continuing operations	$6,698,200	$3,989,200
Current assets from discontinued operations	—	2,786,200
Property and equipment, net	999,800	1,237,900
Other Assets	1,178,500	1,259,300
Non-current assets from discontinued operations	—	1,312,200

Total assets	$8,876,500	$10,584,800

Liabilities and Stockholders’ Deficit
Current liabilities from continuing operations	$12,004,400	$9,150,700
Current liabilities from discontinued operations	—	1,744,500
Non-current Liabilities	6,972,400	5,048,300
Derivative liability	18,021,900	13,352,800

Total liabilities	36,998,700	29,296,300
Total stockholders’ deficit	(28,122,200)	(18,711,500)

Total liabilities and stockholders’ deficit	$8,876,500	$10,584,800

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